Exhibit 99.1
Joint Filing Agreement
Pursuant to Rule 13d-l(k)(l) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D/A to which this exhibit is attached is filed on behalf of each of them.
Date: March 10, 2011

RONALD S. LAUDER
By:	/s/ Ronald S. Lauder

RSL INVESTMENTS CORPORATION
By:	/s/ Kelli Turner
	Name:	Kelli Turner
	Title:	President, Secretary and Treasurer

RSL SAVANNAH LLC
By:	/s/ Kelli Turner
	Name:	Kelli Turner
	Title:	Executive Vice President